UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aircraft Builders Assistance, Inc.
(Exact Name of registrant in its charter)

Nevada	3721	26-2256290
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6885 Speedway Boulevard, Suite Y-102
Las Vegas, Nevada 89115
(702) 423-4755
(Address and telephone number of principal executive offices)

R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741
Telephone (626) 429-9634
Fax (702) 940-2450
(Name, address and telephone number of agent for service)

Copies to:
R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741 Telephone (626) 429-9634 Fax (702) 940-2450

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$100,000.00	$0.05	$100,000.00	$3.93

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Aircraft Builders Assistance, Inc.

2,000,000 Shares of Common Stock

$0.05 per share

Aircraft Builders Assistance, Inc. (“ABA” or the "Company") is offering on a best-efforts basis a minimum of 500,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Timothy Beghtol, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contacts.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Randall Brumbaugh, Esq. - Trust Account fbo Aircraft Builders Assistance, Inc.  All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Aircraft Builders Assistance, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for Aircraft Builders Assistance, Inc.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	500,000	$25,000	$0.00	$25,000
Maximum	2,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated June 5, 2008

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Aircraft Builders Assistance, Inc. ("ABA" or the "Company"), incorporated in the State of Nevada on March 19, 2008, is a development stage company with the principal business objective of providing builder assistance, technical support and a workshop environment for aviation enthusiasts interested in receiving guidance in the purchase, assembly, certification and test flying of their kit aircraft.

We are a small, start-up company that lacks a stable customer base.  Since our inception on March 19, 2008 to the present, we have not generated any revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-the-Counter Bulletin Board upon the effectiveness of this prospectus and closure of the offering.

Aircraft Builders Assistance, Inc. currently has one individual acting as the sole officer and director or the company.  This individual allocates time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 5,000,000 shares of $0.001 par value common stock issued and outstanding.

Aircraft Builders Assistance, Inc.’s operations and corporate offices are located at 6885 Speedway Boulevard, Suite Y-102, Las Vegas, Nevada 89115, with a telephone number of (702) 423-4755.

Aircraft Builders Assistance, Inc.’s fiscal year end is March 31.

THE OFFERING

Aircraft Builders Assistance, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 500,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to "Randall Brumbaugh, Esq. - Trust Account fbo Aircraft Builders Assistance, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to Randall Brumbaugh, Esq. fbo Aircraft Builders Assistance, Inc., at the address provided on the Subscription Agreement.  Failure to do so will result in checks being returned to the investor who submitted the check.  Aircraft Builders Assistance, Inc.’s trust agent, Randall Brumbaugh, Esq., acts as legal counsel for Aircraft Builders Assistance, Inc. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Aircraft Builders Assistance, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company.  The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Aircraft Builders Assistance, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

Aircraft Builders Assistance, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANACAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations Data

Inception March 19, 2008 thru March 31, 2008
REVENUES	$-

EXPENSES

General and Administrative	5,000

Total Expenses	5,000

LOSS FROM OPERATIONS	(5,000)

INCOME TAX EXPENSE	-

NET LOSS	$(5,000)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000

Balance Sheets Data

March 31, 2008 Audited
ASSETS

Current Assets

Cash	$-

Total current assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Related party payable	$-

Total Current Liabilities	-

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, 5,000,000 shares authorized at par value of $0.001, no shares issued and outstanding
Common stock, 70,000,000 shares authorized at par value of $0.001,
5,000,000 shares issued and outstanding	5,000
Deficit accumulated during the development stage	(5,000)

Total Stockholders’ Equity (Deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY (DEFICIT)	$-

(Balance of the Page Intentionally Left Blank)

RISK FACTORS

Investment in the securities offered herein is speculative, is subject to a number of risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects.  Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions.  The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document.  Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve known and unknown risks and uncertainties.  In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected.  In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document.  In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Aircraft Builders Assistance, Inc.’s operations depend solely on the efforts of Timothy Beghtol, the sole officer and director of the Company.  Mr. Beghtol has neither experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements.  The Company cannot guarantee that it will be able overcome any such obstacles.

Mr. Beghtol is involved in other employment opportunities and may periodically face a conflict in selecting between Aircraft Builders Assistance, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Mr. Beghtol to other pursuits without a sufficient warning, we may, consequently, go out of business.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced business operations and have not earned any revenues to date.  We possess no operating history and nor any prior experience in managing a public company.  There is no assuredness as to successful operations by us.  It is not possible at this time to predict success with any degree of assurance due to problems associated with the commencement of new business.  An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces.  Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in conncetion with the commencement of new operations.  These include, but are not limited to, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unknown or unexpected additional costs and expenses that may exceed current estimates.  Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application.  There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Timothy Beghtol, our sole officer and director, beneficially owns 100.00% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold, he would retain 92.59% ownership in our common stock.  In the event the maximum offering is attained, Timothy Beghtol will own 71.43% of our outstanding common stock.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in our chosen business area.  In the opinion of our sole officer and director, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.  However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with limited initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Our issued and outstanding common stock is currently held by Timothy Beghtol, our sole officer and director.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Our one shareholder, Timothy Beghtol, who also serves as our sole officer and director, acquired a total of 5,000,000 restricted shares of our common stock at a price valued at the par value of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (5,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by Timothy Beghtol, our sole officer and director, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Timothy Beghtol, our sole officer and director. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without an employment contract, we may lose our Mr. Beghtol to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Mr. Beghtol is involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Mr. Beghtol to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

The Company has yet to commence revenue producing operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR SOLE OFFICER AND DIRECTOR WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Timothy Beghtol, our sole officer and director.  Mr. Beghtol has neither experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Timothy Beghtol is involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Timothy Beghtol to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales and marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain marketing relationships on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

If the Company does not successfully launch and subsequently expand its proposed internet site, it may not be able to attract customers.  Consequently, our success may depend on our ability to develop, test and publish our proposed website.  This site is intended to play a vital role in our marketing, advertising and operational activities, without which our ability to generate consumer awareness may be limited.  If we fail to publish and subsequently upgrade our web site in a timely manner, we may lose potential customers thus having a potentially severe, adverse effect on our operations.

IF OUR COMPUTER SYSTEMS AND INTERNET INFRASTRUCTURE FAIL, WE WILL BE UNABLE TO EFFICIENTLY CONDUCT OUR BUSINESS.

The performance of our computer hardware and the internet infrastructure created thereunder is critical to attract web viewers and eventually, new customers.  Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  Our servers may be vulnerable to computer viruses, unauthorized intrusions, physical tampering and similar disruptions, as well as normal, yet equally unpredictable equipment failures. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, resulting adversely on our operations and financial condition.  Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

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ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement our business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	25,000	100.00	50,000	100.00	100,000	100.00

Offering Expenses
Legal and professional fees	2,500	10.00	2,500	5.00	2,500	2.50
Accounting fees	2,000	8.00	2,000	4.00	2,000	2.00
Escrow Fees	1,500	6.00	1,500	3.00	1,500	1.50
Total Offering Expenses	6,000	24.00	6,000	12.00	6,000	6.00

Net Proceeds from Offering	19,000	76.00	44,000	88.00	94,000	94.00

Use of Net Proceeds
Accounting fees	3,000	12.00	3,000	6.00	3,000	3.00
Legal and professional fees	5,000	20.00	5,000	10.00	5,000	5.00
Shop Equipment	1,000	4.00	2,000	4.00	12,500	12.50
Shop Supplies	1,000	4.00	1,000	2.00	3,500	3.50
Part Time Employee	-	-	5,000	10.00	15,000	15.00
Sales and marketing	2,000	8.00	10,000	20.00	20,000	20.00
Working capital (1)	7,000	28.00	18,000	36.00	35,000	35.00

Total Use of Net Proceeds	19,000	76.00	44,000	88.00	94,000	94.00
Total Use of Proceeds	25,000	100.00	50,000	100.00	100,000	100.00

Notes:

(1)  The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $94,000 or $0.01343 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.03657 per share while our present stockholders will receive an increase of $0.01343 per share in the net tangible book value of the shares they hold. This will result in a 73.14% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.00000	$0.00000

Book Value Per Share After the Offering	$0.00345	$0.01343

Net Increase to Original Shareholders	$0.00345	$0.01343

Decrease in Investment to New Shareholders	$0.04655	$0.03657

Dilution to New Shareholders (%)	93.09%	73.14%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by one (1) shareholder of record.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor or that we will be successful.  In the absence of listing, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Timothy Beghtol, the sole officer and director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Timothy Beghtol and his associates.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Timothy Beghtol will not receive commissions for any sales originated on our behalf.  We believe that Timothy Beghtol is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Timothy Beghtol, he:

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his

Or her participation; and

2.  Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  Is not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.  Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months;

and

c.  Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within  this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within rule 415 registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Randall Brumbaugh, Esq. Trust Account fbo Aircraft Builders Assistance, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  Failure to reach the minimum offering will result in checks being returned to the investor, who submitted the check.  No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable.   All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Aircraft Builders Assistance, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires (unless an additional 180 days if so extended by the Company), whichever event first occurs.  Thereafter, this escrow agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00.  [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  The Company expressly reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within ten (10) business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Aircraft Builders Assistance, Inc. is authorized to issue 70,000,000 shares of common stock, $0.001 par value.  The company has issued 5,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Aircraft Builders Assistance, Inc.’s common stock:

1.  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.  Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation,

dissolution, or otherwise winding up of corporate affairs;

3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Aircraft Builders Assistance, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Aircraft Builders Assistance, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Aircraft Builders Assistance, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Aircraft Builders Assistance, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall Brumbaugh is special legal counsel to the Company. Mr. Brumbaugh has a business address of 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741.  Mr. Brumbaugh has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.  As payment for such services, Mr. Brumbaugh was paid $1,500.  Mr. Brumbaugh has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

BUSINESS SUMMARY

Aircraft Builders Assistance, Inc. ("ABA" or the "Company"), incorporated in the State of Nevada on March 19, 2008, is a development stage company with the principal business objective of providing builder assistance, technical support and a workshop environment for aviation enthusiasts interested in receiving guidance in the purchase, assembly, certification and test flying of their kit aircraft (purchased from other companies).

Our mission is to provide the highest quality builder assistance to owners of experimental aircraft.  In short, our aim is to get the kit purchaser in the air far more quickly than may be possible if he was working alone on his project in his garage.  We will assist the customer with the building of any component or assembly of any aircraft component, teach him everything he needs to know about the assembly of his aircraft and perform final systems integration and flight test support.  While the bulk of our work will be on the popular kit plane types such as Van’s Aircraft, we can assist our customer with any amateur-built experimental aircraft—whether initial component construction, speed enhancement, cosmetic modification, repairs, electrical systems, fuel tanks or power plants.

Aircraft Builders Assistance, Inc. incorporated in the State of Nevada on March 19, 2008 under the same name.  Since inception, we have not generated any significant revenues and have incurred a cumulative net loss as reflected in the financial statements.  The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Aircraft Builders Assistance, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any significant revenues.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Aircraft Builders Assistance, Inc.’s administrative office is located at 6885 Speedway Blvd., Suite Y-102, Las Vegas, Nevada 89115.

Aircraft Builders Assistance, Inc.’s fiscal year end is March 31.

PRINCIPAL SERVICES AND MARKET

Aircraft Builders Assistance, Inc. possesses the expertise and facilities to shorten the process for getting kit airplanes (not made by us, but by other companies) into the air.  We believe that the construction of the aircraft kit can and should be a fun and rewarding process for the purchaser.  We will provide the builder assurances that their kit aircraft will be a safe and valuable airplane available for years of service. We are committed to achieving a standard of excellence that sets us far above our competition.

We recognize that each prospective customer we serve has different needs, requirements and concerns pertinent to their experiences and comfort level with the quality of product their aircraft kit can ultimately become.  Our primary customer service goal is to tailor specific solutions to suit each particular customer’s needs and concerns while maintaining the high standards required of the Federal Aviation Administration.  We will be able to provide different levels of builder assistance, ranging from one-on-one full-time support to on-demand mentoring, based on the expertise and comfort level of the builder.

Additionally, we expect to derive revenue from daily storage fees for kits stored in our facility when they are not being worked on.

Our competition comes from a hand-full of builder-assisted companies sporadically located throughout the continental United States.  Some of these are reputable companies, well-established within the aviation community.  Most of our competition, however, comes from one-man operations that operate basically by word-of-mouth.  It is our intention to become nationally recognized for not only our builder assistance expertise, but for our facilities and convenient location as well.  We are conveniently located within a few miles of several airports and have the allure of the Las Vegas nightlife to attract kit owners and their families when they are not working on their aircraft.

We believe that the market for private aircraft is ever growing, particularly with the complexity of flying commercially these days.  One plane kit manufacturer, for example, Van’s Aircraft, has been in existence since 1973 and has over 4,000 aircraft flying with several thousand estimated to be in various stages of construction.

BUSINESS OF ISSUER

Many prospective builders are understandably anxious about the skills involved in constructing an airplane.  Riveting, in particular, seems formidable, let alone piecing the different aircraft components together, assembling the electrical and fuel systems and managing the power plant.  Most people who purchase kit aircraft have never built an airplane before.  While building a kit aircraft does not require any special or insurmountable skill, it does demand attention that our Company will oversee, support and encourage so that the ultimate goal of the kit purchaser--building his own aircraft--will be achieved in a reasonable amount of time.  Aircraft Builder Assistance, Inc. will provide one-on-one builder assistance, technical support and a workshop environment for aviation enthusiasts interested in receiving guidance in the purchase, assembly, certification and test flying of their kit aircraft.

The business of Aircraft Builders Assistance, Inc. is to provide builder assistance, technical support and a workshop environment for aviation enthusiasts interested in receiving guidance in the purchase, assembly, certification and test flying of their kit aircraft.  We do not sell aircraft nor do we manufacture aircraft.  We simply provide the technical support and, if needed, a physical location to enable our customers to receive their kits and assemble them with a level of assurance that the aircraft will be properly assembled, certified and have a successful test flight.

Our facility is a clean environment, secure, climate controlled and well-lighted shop facility that is available to the builder whenever his schedule allows him to work on his aircraft.  We will be at the builder’s service to provide guidance, technical counseling direct construction assistance throughout the building process.  We can also perform final-assembly, systems integration, final inspections and full flight test support if the builder so desires.  Additionally, we are located in an industrial complex with several businesses to choose from when it comes to proper engine installation or overhaul, paint and interior trim.

BUSINESS DEVELOPMENT

ABA has internally researched the growing demand for aircraft builder assistance.  Van’s Aircraft, for example, has sold thousands of kits that are not flying yet.  It is estimated by them that it can take 2,000 hours and 20-30 months of serious part-time work.  It is our intent to tap into the unfinished kit aircraft market.  These are the builders who have shown a serious dedication to building their own airplane by spending ten of thousands of dollars to purchase their kit.  Once identified, we will introduce them to our facilities and show them the benefits we can offer to efficiently, effectively and safely get their plane airborne.

As a possibility, we may consider developing a subsidiary company for the sole purpose of acquiring, rebuilding and reselling aircraft engines.

MARKET GROWTH AND STRATEGY

The revenue generating sales for the company will be handled within the relationships that Timothy Beghtol has and that the Company can develop within the airplane kit builder community.  Additionally, we expect to derive revenue from daily storage fees for kits stored in our facility when they are not being worked on as well as fees from assisting aircraft owners with their annual inspections.

While most competitors are located in often remote locations, we are located in the world-renowned city of Las Vegas.  We intend to integrate into our marketing packages the fact that the family can come to Las Vegas for it varied activities while the builder is intently working on his aircraft during the day and experiencing the Las Vegas nightlife after working hours.

Intellectual Properties

Aircraft Builders Assistance, Inc. does not foresee the need to protect any intellectual properties.

Marketing Activities

This industry has competition but almost all limited to small operations in often remote locations.  Our intent is to not emphasize or compete with our individual competitors similarities, but to emphasize our differences—namely our facilities, location and the level of expertise we can provide.  We will seek to develop a comprehensive, multi-layered internet presence followed by an extensive direct campaign to the kit manufacturers.  As we form a strong local foundation, we will explore expanding into other geographical areas by means of direct competition, strategic mergers and beneficial acquisitions.

As part of our marketing strategy, we will offer deep discounts to customers referred to us by the kit manufacturers.  We can envision a synergistic relationship with the kit manufacturers whereby they provide our information to their kit purchasers and we, in turn, assist in placing more of their aircraft on the runways and in the air, which is the best form of advertising for them.

Distribution Methods of the Products and/or Services

We are currently working to identify an experienced internet service provider to develop a comprehensive internet presence.  Additionally, we plan on identifying key-individuals, companies, clubs and organizations that may be instrumental in assisting us in making our services known to potential customers.

As resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Regulatory Framework for the Industry

The Company is not aware of any regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations (primarily locally) that may apply, including, but not limited to local business licenses and regulations.  However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise or as best we can forecast their arrival.

A builder of record of an aircraft kit (usually the purchaser of the airplane kit) is not required to have any FAA certificates.

Pertinent to our particular business with what the FAA refers to as experimental aircraft, is the 51% rule.  That is to say, that the builder of record, in this case usually the purchaser of the aircraft kit, must perform 51% of the work on the aircraft.  By performing and documenting (to the FAA) 51% of the building of the aircraft, the builder of record acquires a Repairman’s Certificate from the FAA for that particular aircraft that allows him to perform the annual condition inspection and perform any repairs or maintenance on that particular aircraft.

Timothy Beghtol has a Federal Aviation Administration General Mechanics Certificate with both Airframe and Power Plant ratings.  This means that he is authorized to perform repairs, alterations and maintenance on aircraft, can repair, replace and inspect the structure of an airplane and can perform maintenance, repairs and alternations on aircraft power plants.  Therefore, even though the FAA does not require a builder of record (usually the purchaser of the airplane kit) to have any such certificates, ABA, through Timothy Beghtol, goes beyond the FAA requirements in order to maintain a higher standard of care.

Number of Total Employees and Number of Full Time Employees

Aircraft Builders Assistance, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 6885 Speedway Blvd., Suite Y-102, Las Vegas, Nevada 89115.  This facility is currently being provided free of charge at the present time.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

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LEGAL PROCEEDINGS

Timothy Beghtol, our sole officer and director, has not been convicted in any criminal proceeding.

Timothy Beghtol, our sole officer and director, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Timothy Beghtol, our sole officer and director, has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Aircraft Builders Assistance, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Aircraft Builders Assistance, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Aircraft Builders Assistance, Inc.;

2. There are currently 5,000,000 shares of our common stock held by our sole officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (5,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Aircraft Builders Assistance, Inc. has 5,000,000 shares of $0.001 par value common stock issued and outstanding held by one (1) shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Aircraft Builders Assistance, Inc. was incorporated on March 19, 2008.  As of the date of this document, we have not generated any revenues and substantial expenses.  This resulted in a net loss of since inception, which is attributable to general and administrative expenses.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our fully planned principal operations.  Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of revenues in the next 12 months is important in the execution of the plan of operations.  However, we cannot guarantee that it will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Aircraft Builders Assistance, Inc.’s management does not expect to conduct any research and development.

Aircraft Builders Assistance, Inc. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Moore & Associates, Chartered, 2675 South Jones Boulevard, Suite 109, Las Vegas, Nevada 89146.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Timothy Beghtol(2)	45	President, Treasurer, Secretary and Director	Inception – Current

Notes:

(1)  Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2)  Timothy Beghtol has outside interests and obligations to other than Aircraft Builders Assistance, Inc.  Mr. Beghtol intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Aircraft Builders Assistance, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Timothy Beghtol – President, Treasurer, Secretary and director –

Tim Beghtol is the founder of Aircraft Builders Assistance, Inc.  He holds a Federal Aviation Administration General Mechanics Certificate with both Airframe and Power Plant ratings.  He is a FAA Certificated pilot with over 1,100 flight hours in production and experimental aircraft.  His documented aviation maintenance experience spans a range of aircraft from single engine piston thru multi-engine turboprop and jet aircraft.  He has performed and led teams thru major repairs, alterations, and modifications on all types of engine and aircraft work.

Prior to forming Aircraft Builders Assistance, Tim Beghtol worked in several management and supervisory capacities in precision manufacturing.  These included military/law enforcement optical equipment, night sighting products, and precision firearms manufacturing.  A large part of these duties were to develop and monitor processes ensuring adherence to strict tolerances and procedures.  This experience provides the diverse background and experience that a builder's assistance company must provide to it's customers to ensure successful completion of their project.

Mr. Beghtol also spent eleven years on active duty with the United States Army.  His primary duties were in the communication field and included many leadership positions that emphasized classroom and hands on instruction, preparation of lesson plans and training materials.  He is currently serving with the Nevada Army National Guard as a Military Police Investigator.

Board Committees

Aircraft Builders Assistance, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.

Directors

The maximum number of directors Aircraft Builders Assistance, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Timothy Beghtol	2008	-	-	-	-	-	-	-
Officer and Director

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Aircraft Builders Assistance, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Aircraft Builders Assistance, Inc.’s incorporation on March 19, 2008, we have not paid any compensation to any officer, director or employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Aircraft Builders Assistance, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Timothy Beghtol, President, Treasurer, Secretary and Director	5,000,000	100.00%	71.43%

	All Directors and Officers as a group (1 person)	5,000,000	100.00%	71.43%

Footnotes

(1)  The address of each executive officer one director is c/o Aircraft Builders Assistance, Inc., 6885 Speedway Boulevard, Suite Y-102, Las Vegas, NV 89115

(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 7,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about March 20, 2007, Timothy Beghtol, our sole officer and director, paid for expenses involved with the incorporation of Aircraft Builders Assistance, Inc. with personal funds and performed services on behalf of Aircraft Builders Assistance, Inc., in exchange for 5,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Timothy Beghtol was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, ABA will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, ABA will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials ABA files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  ABA SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Aircraft Builders Assistance, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by ABA of expenses incurred or paid by a director, officer or controlling person of ABA in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ABA will, unless in the opinion of ABA legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANACIAL STATEMENTS

a)

Audited Financial Statements for the period ended March 31, 2008

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Aircraft Builders Assistance Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Aircraft Builders Assistance Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2008 and since inception on March 19, 2008 through March 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aircraft Builders Assistance Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2008 and since inception on March 19, 2008 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company had had no revenues and has generated losses from operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

May 15, 2008

AIRCRAFT BUILDERS ASSISTANCE, INC.

(A Developmental Stage Company)

Balance Sheet

ASSETS

March 31,
2008

CURRENT ASSETS

Cash	$-

Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Related party payable	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, 5,000,000 shares authorized at par value
of $0.001, no shares issued and outstanding
Common stock, 70,000,000 shares authorized at par value
of $0.001, 5,000,000 shares issued and outstanding	5,000
Deficit accumulated during the development stage	(5,000)

Total Stockholders' Equity (Deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

AIRCRAFT BUILDERS ASSISTANCE, INC.

(A Developmental Stage Company)

Statement of Operations

From Inception
on March 19,
2008 Through
March 31,
2008

REVENUES	$-

EXPENSES

General and administrative	5,000

Total Expenses	5,000

LOSS FROM OPERATIONS	(5,000)

INCOME TAX EXPENSE	-

NET LOSS	$(5,000)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	5,000,000

The accompanying notes are an integral part of these financial statements.

AIRCRAFT BUILDERS ASSISTANCE, INC.

(A Developmental Stage Company)

Statement of Stockholders’ Equity (Deficit)

			Deficit
			Accumulated
			During the	Total
	Common Stock		Development	Stockholders'
	Shares	Amount	Stage	Equity

Balance at inception on March 19, 2008	-	$-	$-	$-

Common stock issued for services on
March 20, 2008 at $0.001 per share	5,000,000	5,000	-	5,000

Net loss from inception on March 19, 2008
ended March 31, 2008	-	-	(5,000)	(5,000)

Balance, March 31, 2008	5,000,000	$5,000	$(5,000)	$-

The accompanying notes are an integral part of these financial statements.

AIRCRAFT BUILDERS ASSISTANCE, INC.

(A Developmental Stage Company)

Statement of Cash Flows

From Inception
on March 19,
2008 Through
March 31,
2008
OPERATING ACTIVITIES

Net loss	$(5,000)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	5,000
Changes in operating assets and liabilities:
Related party payable	-

Net Cash Used by
Operating Activities	-

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES	-

NET DECREASE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-
Income Taxes	$-

Schedule of Non-Cash Financing Activities:
Common stock issued for services	$5,000

The accompanying notes are an integral part of these financial statements.

AIRCRAFT BUILDERS ASSISTANCE, INC.

Notes to Financial Statements

March 31, 2008

NOTE 1 -

NATURE OF ORGANIZATION

a.  Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on March 18, 2008 with a principal business objective of investing in and developing all types of businesses related to the aircraft construction industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b.  Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method when the assets are placed in service.

c.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a March 31 year-end.

d.  Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f.  Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At March 31, 2008, the Company’s bank deposits did not exceed the insured amounts.

AIRCRAFT BUILDERS ASSISTANCE, INC.

Notes to Financial Statements

March 31, 2008

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

j.

Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on March 19, 2008

Through March 31, 2008

Loss (numerator)

$

(5,000

)

            Shares (denominator)

5,000,000

Per share amount

$

(0.00)

k.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of March 31, 2008:

2008

Deferred tax assets:

NOL Carryover

$

-

Deferred tax liabilities:

-

Valuation allowance

-

Net deferred tax asset

$

-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended March 31, 2008 due to the following:

2008

Book Income

$

(1,950

)

Common stock issued for services

1,950

Valuation allowance

-

$

-

AIRCRAFT BUILDERS ASSISTANCE, INC.

Notes to Financial Statements

March 31, 2008

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

k.   Income Taxes (continued)

At March 31, 2008, the Company had net operating loss carryforwards of approximately $-0- that may be offset against future taxable income through 2028.  No tax benefit has been reported in the September 30, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the restaurant industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by ABA in connection with the sale of the common stock being registered. ABA has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,500
Accounting Fees	$2,500
Escrow Fees	$1,500

Total	$6,500

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Aircraft Builders Assistance, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. ABA indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, ABA shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Aircraft Builders Assistance, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Aircraft Builders Assistance, Inc. or is or was serving at the request of Aircraft Builders Assistance, Inc. as a director, officer, employee or agent of Aircraft Builders Assistance, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Aircraft Builders Assistance, Inc.. Aircraft Builders Assistance, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Aircraft Builders Assistance, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Aircraft Builders Assistance, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about March 20, 2009, Timothy Beghtol, our sole officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services, in exchange for 5,000,000 shares of common stock of the Company par value $0.001 per share.

At the time of the issuance, Timothy Beghtol was in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, Aircraft Builders Assistance, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  ABA believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Timothy Beghtol is an executive officer of ABA and thus had fair access to all material information about ABA before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Timothy Beghtol were at a par price per share of $0.001.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, ABA was recently formed or in the process of being formed and possessed no assets.

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ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation and Bylaws

a)

Articles of Incorporation filed on March 19, 2008

b)

Bylaws adopted on March 20, 2008

5

Opinion on Legality

a)    Opinion of Randall Brumbaugh, Esq.

15.1

Consent of Independent Auditor (Audit March 31, 2008)

23

Consent of Experts

a)

Consent of Randall Brumbaugh, Esq.

b)

Consent of Independent Auditor

99

Additional Exhibits

a)

Escrow Agreement

b)

Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

 To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, , unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Houston, State of Texas on June 5, 2008.

Aircraft Builders Assistance, Inc.
(Registrant)

By: /s/ Timothy Beghtol
Timothy Beghtol
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Beghtol	President and Director Chief Executive Officer	June 5, 2008
Timothy Beghtol

/s/ Timothy Beghtol	Secretary Chief Financial Officer	June 5, 2008
Timothy Beghtol

/s/ Timothy Beghtol	Treasurer Chief Accounting Officer	June 5, 2008
Timothy Beghtol